                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 (Registration No. 333-02181) of USA Waste Services, Inc. of our report dated March 30, 1995 (relating to the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries not presented separately herein) appearing in USA Waste Services, Inc.'s Current Report on Form 8-K/A, Amendment No. 3, dated May 7, 1996.





                                            DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
October 18, 1996